CEO Jim O'Donnell Announces Decision to Retire

Board To Initiate Succession Process; O'Donnell Will Continue as CEO Until His Successor is In Place To Ensure A Smooth Transition

PITTSBURGH, March 9, 2011--American Eagle Outfitters, Inc. (NYSE: AEO) announced today that James V. O'Donnell, Chief Executive Officer, has informed the Board of Directors of his intention to retire, and the Company has initiated a succession process to be jointly led by Mr. O'Donnell and the Board. Mr. O'Donnell will continue with the Company as CEO until a successor is named and through an orderly transition period.

Mr. O'Donnell, 70, joined the Company as Chief Operating Officer in 2000 and was named Co-Chief Executive Officer in 2002 and the Company's CEO in 2003.

"It's been a privilege to be part of American Eagle Outfitters, and I'm proud of what our team has accomplished in building a world-class company with iconic brands," Mr. O'Donnell said. "American Eagle continues to leverage the strength of its preeminent brand, aerie is making significant, positive strides, and 77kids is off to a great start. With this solid foundation in place, it is an appropriate time for the Company to make this transition. I look forward to working with the Board to identify our next CEO. I am especially proud of the employees we have brought together; it is an incredible team and my opportunity to work with them made my decade here the highlight of my business career. In the meantime, I will be continuing to work with our management and associates to focus on implementing our strategic plans and take advantage of the significant growth potential we see for the Company."

Jay L. Schottenstein, Chairman of the Board, said, "We are extremely grateful for Jim's many contributions to our Company, including achieving a high level of operating and financial performance from which we can continue to build, assembling a world-class management team, and successfully expanding our retail footprint including entry into international markets to leverage the global reach of the American Eagle brand. Jim has led the growth and development of our Company for much of the ten years and will leave behind an organization that is well positioned for the future."

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc., through its subsidiaries, ("AEO, Inc.") offers high-quality, on-trend clothing, accessories and personal care products at affordable prices. The American Eagle Outfitters brand targets 15 to 25 year old girls and guys, with 929 stores in the U.S. and Canada and online at www.ae.com. Aerie by american eagle offers apparel and intimates collections for the AE girl, with 148 standalone stores in the U.S. and Canada and online at www.aerie.com. The latest brand, 77kids by american eagle, is available online at www.77kids.com, as well as at nine stores across the nation. The 77kids brand offers small sizes and great big style for kids 0-14. AE.COM, the online home of the brands of AEO, Inc. ships to 76 countries worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, specifically future earnings growth. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company's control. Such factors include, but are not limited to the risk that the company's growth strategies and profitability may not be achieved and those other risks described in the Risk Factor Section of the company's Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

Contacts

American Eagle Outfitters, Inc.